Exhibit (j)(ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in Post-Effective Amendment No. 49 to the Registration Statement on Form N-1A (File No. 33-24848) of our reports dated September 20, 2002 relating to the financial statements and financial highlights, which appear in the July 31, 2002 Annual Reports to the Shareholders of Fifth Third Funds, which are also incorporated by reference into the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Auditors" in such Registration Statement.

                                               /s/ PricewaterhouseCoopers LLP
                                                   Columbus, Ohio

                                               July 1, 2003